Marketing Representative Agreement
     THIS MARKETING REPRESENTATIVE AGREEMENT is made this 15th day of July 2006 by and between Save the World Air, lnc.(STWA or Company), a Nevada Corporation, with its principal place of business at 5125 Lankershim Blvd., North Hollywood, CA 91601-3718 and SS Sales and Marketing Group (Marketing Representative), with its principal place of business at 9330 7th Street, Suite E, Rancho Cucamonga, California 91730.
Recital
     SS Sales ad Marketing Group and STWA have mutually discussed and decided that their respective business interests will be met by an Agreement for Marketing Representative to engage in marketing activities in the automotive after-market and to establish sales Territory for products manufactured by STWA.
     In consideration of the mutual covenants, obligations and promises set forth by this document, the parties hereby agree as follows:
     1. DEFINITIONS
     1.1. “Products.” Products shall include all current and future products of STWA or any such particular products as from time to time may be identified by the parties and confirmed in writing.
     1.2. “Territory”. The Territory consists of and is limited to the following U.S. states and Canadian provinces: Arkansas, Arizona, California, Colorado, Hawaii, Idaho, Montana, New Mexico, Nevada, Oregon, El Paso, Texas, Utah, Washington, Wyoming, British Columbia and Alberta.
     1.3 “Customers.” Customers shall mean distributors, wholesalers and others who place orders to purchase products from STWA for direct retail advertising, promotions, sales and marketing.
     1.4 “Market”. Market means the automotive after-market.
     2. SERVICES
     2.1. Subject to the terms and conditions herein, STWA engages Marketing Representative to provide marketing and promotional services in the Territory on an exclusive basis with respect to the Market, and Marketing Representative agrees to provide such services in the Territory on such basis.

     2.2. Marketing Representative will:
          (a) Provide advice, assistance and information on marketing opportunities for the Market and in the Territory, for the Products;
          (b) Undertake such marketing, investigatory, promotional or other visits as are necessary or desirable, in consultation with STWA, to establish a market, recruit distributors and wholesalers and to develop a good business relationship with potential or actual Customers for the Products for the Market and in the Territory.
          (c) Advise on the best methods of securing market opportunities.
          (d) Advise on any actual or suspected local problems whether economic, political or otherwise in the Territory or concerning the actual or potential customer.
          (e) Provide information and advice on any governmental or marketing requirements and the activities of competitors.
          (f) Keep records of all activities and inquiries and submit written reports as required (any copyrights created by such records will vest in STWA).
          (g) Arrange meetings and introductions as necessary.
          (h) Conduct, advise, and participate as required, in all pre-contract negotiations and negotiations on the terms and conditions of contracts.
          (i) Advise on any suspected wrongful use of STWA’s intellectual property rights.
          (j) Work and communicate with any subsidiaries, agents or employees of STWA designated to monitor the Territory.
          (k) Comply with all instructions of STWA in order to achieve the foregoing and promote its marketing and distribution interests.
     3. SALES
     3.1. Marketing Representative will use its best endeavors and highest professional efforts to promote sales and obtain orders for the Products in the Territory. Marketing Representative will provide the necessary resources to assure that adequate market penetration for STWA’s Products is in accordance with its projected plans and objectives for the respective Territory. All inquires and orders will be promptly submitted to STWA in a timely manner.
     3.2. Unless otherwise agreed, Marketing Representative will not offer for direct retail sale nor commit STWA to offer or to sell Products on a direct retail basis, but will indicate that all such inquiries and orders will be promptly passed to Company.
     3.3. Marketing Representative will not make any commitment, except for sales as described in this agreement, in the name of Company or represent that it has authority to bind or make commitments on behalf of Company, except with the express written consent of the Company.
     4. RESPONSIBILITIES OF STWA
     4.1. STWA will provide Marketing Representative with such training and assistance as is necessary to enable its personnel to perform its duties.
     4.2. STWA will provide, and update from time to time, such technical, sales or promotional literature, brochures and Product samples in sufficient quantities as needed by Marketing Representative’s field representatives and personnel. All materials supplied shall remain the property of STWA, except as is distributed in the marketing efforts.
     4.3. STWA will make commission payments on the terms as specified in Section 6 of this document.
     4.4 STWA will use all reasonable endeavors at its disposal to support the promotion of sales of Products and the activities of Marketing Representative in performing its obligations under this Agreement.
     5. RESPONSIBILITIES OF MARKETING REPRESENTATIVE
          In addition to all other responsibilities of Marketing Representative hereunder, Marketing Representative shall:
     5.1 provide written periodic reports to STWA not less frequently than monthly regarding its activities;
     5.2 arrange for its duties to be carried out by its own personnel and such other personnel as its may select;
     5.3. devote such resources as is necessary to meet projected sales objectives or as required in consultation with STWA in performance of its obligations and duties as described in this Agreement;

     5.4. not be, nor shall it hold itself out to be, an agent or partner of STWA, and shall at all times be an independent contractor to STWA;
     5.5. not receive any moneys or give any receipt on behalf of STWA nor compromise any claim or debt due to STWA except with the prior written approval of STWA;
     5.6. not make or provide any warranty or representation concerning the Products or the detailed terms under which STWA will supply Products except as reflected within the literature, promotional or other materials provided by STWA or with prior written approval of STWA. Marketing Representative may make all representations which have been published or approved by STWA and may represent any reasonable terms for delivery of the Products;
     5.7. permit STWA, upon reasonably request and during normal business hours, to audit the books and record of Marketing Representative in connection with its services and responsibilities pertaining to, and all other matters arising under, this Agreement.
     6. FINANCIAL PROVISIONS
     6.1. In consideration of the services provided by Marketing Representative, STWA will provide payment as follows:
     (a) A commission equal to 5% of the gross amount actually collected by STWA for all Products supplied under contracts entered into by STWA during the term of this Agreement for the existing or future Customers introduced by Marketing Representative within the Territory. Commissions, calculated in accordance with the previous sentence, will be paid by STWA to Marketing Representative monthly, on or before the 15th day of the month (or the nearest following business day if such day falls on a weekend or holiday) following the month in which payments are actually received by STWA and have cleared for credit to STWA’s bank account. A recapitalization sheet showing the Customer, invoice number, invoice date, commission rate and commission dollar amount will accompany each monthly commission check. Any chargeback, refund or debit against the account of any Customer will not be credited against any payment due to the Marketing Representative unless and until they have been provided an opportunity to ensure collection of any outstanding receivables. Marketing Representative will be provided with a past due and outstanding receivable accounting for any account, unsettled or unpaid, and aged over 30 days. Unless otherwise agreed, an additional 30 days will be considered a reasonable time for Marketing Representative to ensure collection of due and owing receivables.

     6.2. It is expressly agreed that Marketing Representative will bear the costs of its own expenses in fulfilling its duties hereunder, including any collection efforts.
     6.3. STWA will provide Marketing Representative with copies of invoice and credit memos showing all activities it has generated within the Territory not more than twice, but at least monthly. For purposes of its commission payments, Marketing Representative will be credited for all sales within the Territory. Any deviations and exceptions will have to be established by STWA and agreed by Marketing Representative.
     7. CONFIDENTIALITY
     7.1 Marketing Representative shall not, without STWA’s express written permission, reveal or otherwise make available to any person or persons any confidential, privileged information or trade secrets regarding STWA’s products, business, customers, or methods of operation learned by Marketing Representative during the term of this Agreement.
     7.2. Marketing Representative will ensure that all directors, officer, employees, agents or representatives involved with any work under this Agreement are fully aware that they must comply with the obligations relating to the confidentiality of STWA’s information.
     7.3. In furtherance of the obligations of this Section 7, Marketing Representative will enter into, not later than at the time of the execution of this Agreement, and will cause each of its directors, officers, employees, agents and representatives who provide services to STWA under this Agreement to enter into, not later than the commencement of their work, a confidentiality and non-disclosure agreement (“Confidentiality Agreement”) in the form attached hereto as Exhibit A. If there is any conflict between the provisions of this Agreement and the Confidentiality Agreements, the provisions of the Confidentiality Agreement shall prevail.
     7.4. The parties expressly acknowledge and agree that the failure of Marketing Representative or any of its employees, agents or representatives who provide services to STWA to (i) fail to execute the Confidentiality Agreement and (ii) abide by all the terms of the Confidentiality Agreement, shall result in immediate and irreparable harm to STWA and shall constitute a material breach of this Agreement.
     8. NONASSIGNABILITY
     Consultant agrees that during the period of this Agreement, Marketing Representative will not assign or transfer its obligations this Agreement or any part of it without the previous written consent of STWA.

     9. DURATION AND TERMINATION
     9.1. This Agreement will commence when signed by both parties and, subject to Sections 9.2 through 9.4 below, will remain in force for a period of five years or unless sooner terminated, at the discretion of either party, upon 30 days notice. Every year this Agreement is in force, the notice period will-increase by 30 days, up a maximum notice period of 90 days.
     9.2. This Agreement shall terminate automatically if:
(i) Either Party shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated a bankruptcy or insolvent or shall file any petition or answer seeking reorganization, arrangement, liquidation or similar relief or shall file an answer admitting the material allegations of a petition against it for any such relief; or
(ii) Any proceeding against either Party seeking reorganization, arrangement, liquidation or similar relief shall not have been dismissed within 30 days after the commencement thereof.
     9.3. Either party may terminate this Agreement forthwith by written notice, if the other party goes into liquidation or winding up, has execution levied upon any of its assets, or generally becomes unable to pay its debts, including its debts to the other party as they become due. Such party shall promptly and fully inform the other party of the imminence or occurrence of any event described in this Section 9.2.
     9.4. Either party may terminate this Agreement forthwith upon written notice to the other party in the event of a default in the performance of this Agreement by the other party including any default by any employee, representative or agent of that party. For the avoidance of doubt, a breach of any of the following conditions shall of itself be deemed to be a default for the purposes of this sub-section.
          (a) Any act or default of the Marketing Representative that directly and materially prejudices STWA’s interest or goodwill in the Territory.
          (b) Any material failure by Marketing Representative to perform its duties hereunder.
          (c) Any material breach by Marketing Representative of the terms of this Agreement.
          (d) Any material failure to follow the express instructions of

STWA.
          (e) If Nate Shelton ceases to work a substantial amount of his available time for Marketing Representative.
          (f) The disability or death of Nate Shelton.
          (g) If Marketing Representative suffers any change in the control, management or ownership of its shares of such a nature that STWA considers prejudicial to its interests.
The foregoing list is inclusive but not exclusive of events of default under this Agreement.
     10. CONSEQUENCES OF TERMINATION
     10.1. Marketing Representative will be entitled to receive all commissions payment until the actual date of any termination, after which STWA will no longer have any obligations to Marketing Representative in connection with commission payments or other obligations under this agreement.
     10.2. Marketing Representative will be immediately obligated to promptly return all technical, sales, brochures, promotional or other literature and Product samples provided by STWA, together with original and copies of all marketing surveys, inquiries, correspondence or other written records relating to the Products and/or the Territory.
     10.3. Marketing Representative will cease forthwith to represent that it is acting under contract from STWA.
     11. WAIVER
     No waiver of breach of any of the provisions of this Agreement shall be construed to be a waiver of any succeeding breach of the same or any other provision.
     12. NOTICES AND CONSENTS
     All notices and consents hereunder shall be in writing and shall be deemed given when delivered personally or to the address of the recipients. If any change in addresses provided on the date of this Agreement, each party is obligated to provide notice to the other.
     13. ENTIRE AGREEMENT
     This Agreement covers all contracts and agreements between the parties. All other contracts between the parties which relate to the subject matter of this Agreement are hereby terminated. In order to be binding upon either party any amendment, modification, rescission, discharge, abandonment or waiver of disagreement or any of the provisions hereof, must be in writing, signed by the parties to be bound.
     14. SEVERABILITY
     The validity or unenforceability of any term or provision of this Agreement shall not affect the remaining terms or provisions which shall continue in full force and effect unless the fundamental purposes of the Agreement would otherwise be frustrated.
     15. DISPUTES, LIMITATIONS AND GOVERNING LAW.
     The Parties agree that every dispute or difference that arises from or relates to this agreement will be settled first by meeting to resolve the dispute. If no agreement can be reached, the parties agree to submit such dispute to binding arbitration in the State of California. The arbitration will be conducted on a confidential basis pursuant to the rules for Commercial Arbitration of the American Arbitration Association. The parties hereto and hereby irrevocably submit to the jurisdiction and venue of the United States District Court for the Central District of California to confirm or enforce any arbitration award. The parties agree that personal service of any such action maybe obtained as provided by the above Arbitration Rules. Any and all disputes or claims concerning this Agreement must be submitted for mediation and/or arbitration not later than six months after the basis for the claim or dispute is known or reasonably discoverable.
     The parties shall have the right, at their election, to obtain injunctive relief to enforce the provisions of this Agreement against the other party. Nothing herein shall be construed as prohibiting either party from pursuing any other remedies available to either party including recovery of damages, including reasonable attorneys’ fees through all proceedings, trials and appeals relating to such a suit.
     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

SAVE THE WORLD AIR, INC.
By:
Bruce McKinnon, President

SS SALES AND MARKETING GROUP
By:
Nate Shelton, President

Receiving Party: Nathan Shelton
Non-Disclosure Agreement
     The party designated as the receiving party below (the “Receiving Party”) understands that Save the World Air, Inc., a Nevada corporation (the “Disclosing Party”), has disclosed or may disclose confidential information relating to the Disclosing Party’s business, including without limitation computer programs, computer code, modules, scripts, algorithms, features and modes of operation, inventions (whether or not patentable), techniques, processes, methodologies, schematics, testing procedures, software design and architecture, design and function specifications, analysis and performance information, user documentation, internal documentation and the features, mode of operation and other details of its products and services, as well as names and expertise of employees, consultants, customers and prospects, know-how, ideas, and technical, business, financial, marketing, customer and product development plans, forecasts, strategies and other information, which to the extent previously, presently, or subsequently disclosed to the Receiving Party is hereinafter referred to as “Proprietary Information” of the Disclosing Party.
     In consideration of any access the Receiving Party may have to Proprietary Information of the Disclosing Party, and other good and valuable consideration, the Receiving Party hereby agrees as follows:
     1. The Receiving Party agrees (i) to hold the Disclosing Party’s Proprietary Information in strict confidence and to take ail reasonable precautions to protect such Proprietary Information, (ii) not to divulge any such Proprietary Information or any information derived therefrom to any third person, including, but not limited to, any affiliated entity, (iii) not to make any use whatsoever at any time of Proprietary Information except to evaluate a potential transaction with the Disclosing Party (the “Transaction”), and (iv) not to copy, decompile, disassemble or reverse engineer any such Proprietary Information. Any employee, officer or director of the Receiving Party given access to any Proprietary Information must have a legitimate “need to know” and shall be similarly bound in writing to the restrictions herein. The Receiving Party shall be responsible to Disclosing Party for any violations by such persons. The Disclosing Party agrees that the foregoing clauses (i), (ii), (iii) and (iv) shall not apply with respect to any information that the Receiving Party can document (a) is or (through no improper action or inaction by the Receiving Party or any affiliate, agent, consultant or employee) becomes generally available or known to the public, or (b) was rightfully in its possession or known by it on an non-confidential basis prior to receipt from the Disclosing Party, or (c) was rightfully disclosed to it by a third party having no obligation of confidentiality. The Receiving Party may make disclosures required by court order, regulatory authorities or arbitrator(s) that are approved of by both parties, provided the Receiving Party uses diligent efforts to limit disclosure and to obtain confidential treatment or a protective order and has allowed the Disclosing Party to participate in the proceeding.
     2. The Receiving Party agrees not to remove or export from the United States or re-export any such Proprietary Information or any direct product thereof except in compliance with, and with all licenses and approvals required under, applicable export laws and regulations, including without limitation, those of the U.S. Department of Commerce.
     3. Immediately upon (i) the decision by either party not to enter into the Transaction contemplated by paragraph 1, or (ii) a request by the Disclosing Party at any time, the Receiving Party will turn over to the Disclosing Party all Proprietary Information of the Disclosing Party and all documents or media containing any such Proprietary Information and any and all copies, summaries, analyses, reflections, derivatives or extracts thereof. The Receiving Parry understands that nothing herein (a) requires the disclosure of any Proprietary Information of the Disclosing Party, which shall be disclosed if at all solely at the option of the Disclosing Party, or (b) requires the Disclosing Party or the Receiving Party to proceed with any proposed Transaction or relationship in connection with which Proprietary Information may be disclosed.
     4. THE PROPRIETARY INFORMATION IS PROVIDED “AS IS.” THE DISCLOSING PARTY MAKES NO WARRANTY, EXPRESS OR IMPLIED, REGARDING THE ACCURACY OR COMPLETENESS OF THE PROPRIETARY INFORMATION.
     5. This Agreement does not grant any rights to the Receiving Party under any patent, copyright or other intellectual property right of the Disclosing Party, or in the Proprietary’ Information, except as expressly set forth herein.
     6. The obligations under this Agreement will continue until such time as the Proprietary Information is publicly known and made generally available through no action or inaction of the Receiving Party.

     7. The Receiving Party acknowledges and agrees that due to the unique nature of the Disclosing Party’s Proprietary Information, there can be no adequate remedy at law for any breach of its obligations’ hereunder, that any such breach may allow the Receiving Party or third parties to unfairly compete with the Disclosing Party resulting in irreparable harm to the Disclosing Party, and therefore, that upon any such breach or any threat thereof, the Disclosing Party shall be entitled to appropriate equitable relief in addition to whatever remedies it might have at law (without being required to post a bond or other security) as determined by a court of competent jurisdiction or arbitrator(s) approved of by both parties, and to be indemnified by the Receiving Party from any loss or harm, including, without limitation, attorneys’ fees, in connection with any breach or enforcement of the Receiving Parry’s obligations hereunder or the unauthorized use or release of any such Proprietary Information. The Receiving Party will notify the Disclosing Party in writing immediately upon the occurrence of any such unauthorized release or other breach of which it is aware.
     8. In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be illegal, invalid or unenforceable, such provisions shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect. This Agreement shall be governed by the laws of the State of California without regard to the conflicts of law provisions thereof and the parties consent to the exclusive jurisdiction and venue of the state and federal courts located in the State of California and County of Los Angeles. This Agreement supersedes all prior or contemporaneous discussions and writings and constitutes the entire agreement between the parties with respect to the subject matter hereof. No waiver or modification of this Agreement will be binding upon either party unless made in writing and signed by a duly authorized representative of such party and no failure or delay in enforcing any right will be deemed a waiver. Notices hereunder will be effective only if in writing and upon receipt if delivered personally or by overnight mail carrier or fax, or three (3) days after deposit in the U.S. mail, first class postage prepaid. The prevailing party in any action to enforce this Agreement shall be entitled to costs and fees (including attorneys’ fees and expert witness fees) incurred in connection with such action. The individual executing this Agreement on behalf of a corporation or other legal entity personally represents that he or she is duly authorized to execute this Agreement on behalf of such entity and that this Agreement is binding upon such entity.
     9. Except as otherwise expressly provided in this Agreement, any controversy, dispute and/or claim in any manner arising out of or relating to this Agreement, the meaning, application and/or interpretation of this Agreement, any breach or claimed breach of this Agreement or any voluntary or involuntary termination of this Agreement shall be settled solely by arbitration in the County of Los Angeles, State of California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Each party shall pay the fees of its own attorneys, the expenses of his or its witnesses and all other expenses connected with presenting their case in arbitration. All other costs of the arbitration, including, without limitation, the costs of any record or transcript of the arbitration proceedings, administrative fees, the fee of the arbitrator and all other fees and costs shall be borne equally by the parties hereto. Notwithstanding anything contained in this Section 9, the Disclosing Party shall at all times have and retain the full, complete and unrestricted right to immediate and permanent injunctive and other relief as provided in Section 7 of this Agreement.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth below.

DISCLOSING PARTY		RECEIVING PARTY

Save the World Air, Inc.

Signature:	/s/ Bruce McKimnnou	Signature:	/s/ Nate Shelton
By:	Bruce McKimnnou	By:	Nate Shelton
	(print name)		(print name)
Title:	President	Title:	President
Date:	7/17/06	Date:	July 17, 2006